TERMINALS & CONNECTORS INDUSTRY



           SALES BY INDUSTRY                        SALES BY REGION
-------------------------------------  --------------------------------------
[PIE GRAPH SHOWING SALES BY INDUSTRY]   [PIE GRAPH SHOWING SALES BY REGION]

   INDUSTRIAL & CONSUMER - 45%             NORTH AMERICA - 38%

   COMPUTER/PERIPHERALS - 25%              ASIA - 30%

   TELECOM - 15%                           EUROPE - 26%

   AUTOMOTIVE - 15%                        ROW - 6%

                $25B MARKET -- 9% 5 YEAR AVERAGE GROWTH RATE

               - VALUE ADDED MARKET AN ADDITIONAL $25B - $30B

                   ATTRACTIVE MARKET, DIVERSE AND GLOBAL

                          AMP'S SHARE OF T&C SALES

                  [BAR GRAPH SHOWING EACH COMPANY'S SHARE
                      OF TERMINAL AND CONNECTOR SALES]



                  AMP                            20%

                  Molex                           6%

                  Framatome                       4%

                  Berg                            3%

                  Thomas & Betts                  3%

                  Amphenol                        3%

                  3M                              3%

                  +1200 Others                   58%

                LEADING GLOBAL POSITION IN FRAGMENTED MARKET

                             WORLDWIDE T&C DEMAND

 REGION OF THE WORLD      1998 SALES         2002 SALES             CAGR
----------------------  ---------------   -----------------   ---------------
N. America                   $9.5B             $13B                 8.5%

Europe                       $6.6B             $8B                  4.9%

Japan                        $4.6B             $5B                  4.0%

Asia/Pacific                 $2.6B             $4B                  9.1%

ROW                          $1.3B             $2B                  8.0%

----------------------  ---------------   -----------------   ---------------
Total                         $25B             $32B                 6.8%

                             SOURCES OF GROWTH

     *   Telecommunications              *    Digital Television

     *   Internet                        *    Medical Electronics

     *   PC's and Peripherals            *    Smart Homes & Appliances

     *   Automotive Electronics


              MULTI-FACETED ELECTRONICS APPLICATIONS DRIVE GROWTH

                                 AMP OVERVIEW



 SALES BY INDUSTRY            SALES BY REGION             BUSINESSES
 -----------------            ---------------             ----------

[PIE GRAPH SHOWING            [PIE GRAPH SHOWING       Electrical Connection
SALES BY INDUSTRY]             SALES BY REGION]        Devices for the
                                                       Following Industries:


Consumer & Industrial $1.6B   Americas         50%     *  Consumer & Industrial

Automotive            $1.4B   Europe           30%     *  Telecommunications

Telecom               $1.4B   Asia/Pacific     20%     *  Automotive

Personal Computer     $1.0B                            *  Personal Computers


       1998 STATISTICS                    STRENGTHS
       ---------------                    ---------

   Sales             $5.4B        *   Leading Market Position

   Op. Margins       ~9%          *   Global

   EPS               $1.50        *   Diverse Markets

   Market Cap        ~6.5B        *   Strong Technical Capabilities



 WORLD'S LEADING MANUFACTURER OF ELECTRICAL & ELECTRONIC CONNECTION DEVICES

                               AMP PERFORMANCE

            OPERATING MARGIN                              CAGR
---------------------------------------- --------------------------------------

[BAR GRAPH SHOWING SALES OF $3.1B,       [BAR GRAPH SHOWING THE NUMBER OF
$5.2B, $5.2B & $5.4B FOR 1991, 1995 AND EMPLOYEES AND SALES PER EMPLOYEE IN 1998, RESPECTIVELY. LINE GRAPH SHOWING 1991 AND 1998.]
A 15.2% OPERATING MARGIN IN 1991 AS                        1991        1998
COMPARED TO A 9.4% OPERATING MARGIN IN                     ----        ----
1998.]                                   Number of
                                         Employees         29,900      46,500

                                         Sales per
                                         Employee          $117K       $124K

                                         [LINE GRAPH SHOWING A 1% CAGR FROM

                                         1991 THROUGH 1998]


               STRENGTHS                                  EPS
---------------------------------------- --------------------------------------

   *   Market Position                   [LINE GRAPH SHOWING EPS of $1.22,
                                         $1.38, $1.76, $1.76, $2.12, $1.89,
                                         $2.13 AND  $1.46  IN  1991,  1992,
   *  Technology Leader                  1993, 1994, 1995, 1996, 1997 AND
                                          1998 (EXPECTED), RESPECTIVELY]
   *  Global

   *  Breadth of Products &
      Applications


                   STRENGTHS NOT LEVERAGED; ERRATIC EARNINGS

                             COMPARATIVE RETURNS

                  RETURN ON INVESTMENT SINCE DECEMBER 1990



[LINE  GRAPH  COMPARING  ALD'S  COMPARATIVE  RETURNS  VERSUS  THE  COMPARATIVE

RETURNS  OF THE S&P 500 AND AMP'S  COMPARATIVE  RETURNS  FOR THE  PERIOD  FROM

DECEMBER 1990 THROUGH JUNE 1998. OVER THIS PERIOD,  ALD'S COMPARATIVE  RETURNS

HAVE INCREASED 668% WHILE THE COMPARATIVE  RETURNS OF THE S&P 500 AND AMP HAVE

INCREASED 316% AND 91%, RESPECTIVELY.]


                           GROSS UNDERPERFORMANCE

                          AMP'S FAILED PROJECTIONS

        1993                1994               1996                1998
        ----                ----               ----                ----

    VISION 2000          FORECASTS         RESTRUCTURING       RESTRUCTURING

     SALES $10B            18-20%              $195M           FORECAST 17%

      BY 2000             MARGINS             CHARGE          MARGIN FOR 2001


[LINE GRAPH SHOWING SALES OF $3.4B, $4.0B, $5.2B, $5.5B, $5.7B AND $5.4B AND

OPERATING MARGINS OF 15.2%, 16.1%, 14.7%, 12.1%, 12.9% AND 9.4%, BOTH IN

1993, 1994, 1995, 1996, 1997 AND 1998 (EXPECTED), RESPECTIVELY.]



                         NOT LIVING UP TO PROMISES

                              AMP OPPORTUNITIES



PEER REVENUE COMPARISON                             PEER GROUP MARGINS
------------------------                        ---------------------------
(1998 PROJECTED GROWTH AS                          1994     1998    CHANGE
 OF JULY, 1998)                                    ----     ----    ------
                                AMP               16.1%     9.4%   (6.7 pts)

                                Peer Avg.         12.1%    14.6%   +2.5 pts

                                Amphenol          15.0%    17.0%   +2.0 pts

                                Molex             16.3%    16.3%      --

                                Thomas & Betts     9.4%    12.5%   +3.1 pts

                                Berg               7.8%    12.6%   +4.8 pts


[BAR     GRAPH     SHOWING    A
COMPARISON  OF AMP'S  PROJECTED
1998 GROWTH,  AS OF JULY, 1998,
WITH THOSE OF  OTHER COMPANIES)


AMP              -5.8%

Amphenol            3%

Berg                5%

Molex               6%

Thomas & Betts      8%

Peer Avg.         5.5%


                                UNDERPERFORMING ITS PEERS

                          ALLIEDSIGNAL PERFORMANCE

[BAR GRAPH SHOWING SALES OF $11.8B,  [BAR GRAPH SHOWING 105,800 AND $14.4B,

$15.3B  FOR  1991, 1995  AND  77,000  EMPLOYEES  IN 1991  AND  1998,  1998,

RESPECTIVELY.  LINE GRAPH SHOWING  RESPECTIVELY,  AND SALES PER EMPLOYEE AN

OPERATING  MARGIN OF 4.7% AS OF $117K AND $200K IN 1991 AND COMPARED TO 13%

IN 1991 AND 1998, 1998,  RESPECTIVELY.  LINE GRAPH SHOWING RESPECTIVELY.] A

7% CAGR FOR THE PERIOD FROM 1991 TO 1998.]


            STRENGTHS
----------------------------------
                                     [LINE GRAPH  SHOWING EPS  OF
   *    COST PRODUCTIVITY            $0.93, $1.14, $1.32, $1.52, $1.76, $2.02
   *    SIX SIGMA                    AND $2.33   IN  1991,  1992, 1993, 1994,
   *    STRONG MANAGEMENT            1995,    1996,     1997     AND     1998
   *    DRIVEN CULTURE               (EXPECTED),       RESPECTIVELY,      AND
   *    CONSISTENCY                  HIGHLIGHTING  26 QUARTERS   OF   14%  OR
                                     MORE GROWTH OVERALL.]

             SIGNIFICANT ACHIEVEMENTS, BUT JUST GETTING STARTED

                      ALD'S OPERATING MARGIN EXPANSION

 [HIGHLIGHTED TEXT SHOWING AN OPERATING MARGIN OF 4.7% IN 1991 AS COMPARED TO
                    AN OPERATING MARGIN OF 13% IN 1998]

                              [CAPABILITIES]

      CULTURE           PRODUCTIVITY          QUALITY             GROWTH
-------------------------------------------------------------------------------

  *  Total Quality    *  Material         *  Six Sigma    *  Product
                         Excellence          Deployment      Commercialization
  *  Management       *  Operational      *  Customer     *  Customer
     Upgrades            Excellence          Excellence      Integration
  *  Process Focused  *  Technical        *  Supplier     *  Services
                         Excellence          Development
  *  Disciplined      *  Portfolio
     Metrics             Migration
  *  Education &
     Training

------------------------------------------------------------------------------
                  ALD'S ROADMAP CAN ALSO HELP AMP SUCCEED

                      AGGRESSIVE SIX SIGMA DEPLOYMENT

[BAR  GRAPH   SHOWING 0, 1,420, 2,073 AND
4,000  GREEN/YELLOWBELTS AND 450, 765,
1,435  AND  2,000  BLACKBELTS   IN  1995,

1996, 1997 AND 1998, RESPECTIVELY.]



BLACKBELTS                 GREEN/YELLOWBELTS                   RESULTS
----------                 -----------------                   -------

*    6 MONTHS TRAINING     *   UP TO 1 MONTH            *  $2B SAVED SINCE `92
*    FULL TIME             *   OPERATIONAL LEVEL        *  1.8 SIGMA INCREASE
*    MASTERS OF DEFECT     *   PROFICIENT IN TOOLS
     ELIMINATION



                 MAJOR INVESTMENT IN TRAINING, HUGE RESULTS

                          ALD BUSINESS TURNAROUNDS
                             AEROSPACE - APU'S

          BUSINESS CONDITION
           PRE-RESTRUCTURING                   FINANCIALS -- 1992 - 1998
---------------------------------------   --------------------------------------

*    TECHNICALLY "AGED" PRODUCTS         [BAR GRAPH  SHOWING  SALES OF $330M AND
*    POOR PRODUCT RELIABILITY            $720M IN 1992 AND  1998,  RESPECTIVELY,
*    LOSING MARKET SHARE                 A 120%  INCREASE  SALES  FROM  1992 AND
*    ZERO OPERATING MARGIN WITH 72%      1998  AND  A  13  POINT   INCREASE   IN
     MARKET SHARE                        OPERATING MARGINS FROM 1992 TO 1998].

                                         Market Share 72%      75%
             ACTIONS TAKEN
----------------------------------------

*    INVESTED $150M+ IN NEW PRODUCTS
*    SIMPLIFIED PRODUCT LINES TO REDUCE
     COMPLEXITY AND INVENTORY
*    RESTRUCTURED SALES AND MARKETING
*    EFFORTS
*    IMPROVED AFTERMARKET SERVICE



                        REVITALIZED A MARKET LEADER

                          ALD BUSINESS TURNAROUNDS
                          AUTOMOTIVE TURBOCHARGERS

          BUSINESS CONDITION
            PRE-STRUCTURING                    FINANCIALS -- 1992 - 1998
---------------------------------------  -------------------------------------

*    PRODUCT BECOMING COMMODITIZED       [BAR GRAPH SHOWING SALES OF $405M AND
*    HIGH MANUFACTURING COSTS            $950 IN 1992 AND 1998, RESPECTIVELY, A
*    MOST COMPONENTS MADE IN-HOUSE       130% INCREASE IN SALES FROM 1992 TO
                                         1998 AND A 10 POINT INCREASE IN
                                         OPERATING MARGINS FROM 1992 TO 1998].

                                         Market Share 39%      51%

             ACTIONS TAKEN
----------------------------------------

*    RATIONALIZED MANUFACTURING
     FACILITIES
*    ESTABLISHED MANUFACTURING AND
     TECHNICAL CENTERS IN ASIA
*    OUTSOURCED NON-CRITICAL PARTS TO
     LOWER COSTS SUPPLIERS
*    INTRODUCED NEW TECHNOLOGY AND
     FAMILY OF PRODUCTS
----------------------------------------

         EXPANDED MARKET SHARE THROUGH INNOVATION AND PRODUCTIVITY

                    CREATING A HIGH PERFORMANCE CULTURE

*    COMMON VALUES
*    CLEAR GOALS -- FOR ALL TO KNOW
*    DISCIPLINED PROCESSES TO DRIVE PERFORMANCE (STRATEGY, OPERATIONS, PEOPLE)
*    PEOPLE AS A COMPETITIVE EDGE
*    FOCUS ON LEARNING
*    STRETCH GOALS TO BRING OUT THE BEST
*    ORGANIZATIONAL DESIGNS BASED ON SIMPLICITY, CLARITY, ACCOUNTABILITY
*    CUSTOMER LINKAGE AS THE SOURCE OF PROGRESS

                       A FORMULA THAT'S WORKED . . .

                  ALD'S EXPANSION OF AMP OPERATING MARGINS

1998 - 1999
HISTORICAL MARGIN (1993-95) 15%

[BAR GRAPH SHOWING A PROJECTED 4% INCREASE IN OPERATING MARGINS FOR THE PERIOD FROM 1998 TO 1999 THROUGH A 2-4 POINT DECREASE IN PRICE, 1-3 POINT INCREASE IN VOLUME, A 4-5 POINT INCREASE IN MANUFACTURING, A 0-1 POINT INCREASE IN MATERIALS AND A 1-2 POINT INCREASE IN CORPORATE OVERHEAD. THE INCREASES IN MANUFACTURING, MATERIALS AND CORPORATE OVERHEAD ARE ESTIMATED TO RESULT IN COST SAVINGS OF $200M.]

1999 - 2000

[BAR GRAPH SHOWING A PROJECTED 5% INCREASE IN OPERATING MARGINS FOR THE PERIOD FROM 1999 TO 2000 THROUGH A 2-4 POINT DECREASE IN PRICE, 3-5 POINT INCREASE IN VOLUME, 3-4 POINT INCREASE IN MANUFACTURING, 1-2 POINT INCREASE IN MATERIALS AND NO INCREASE IN CORPORATE OVERHEAD. THE INCREASES IN MANUFACTURING AND MATERIALS ARE ESTIMATED TO RESULT IN COST SAVINGS OF $500M.

                    ESTIMATES BASED ON ALD'S TRACK RECORD

                             ALD AND AMP - $21B
                               1998 PRO-FORMA
                                [PIE GRAPH]

ELECTRONIC INTERCONNECT DEVICES         $5.4
SPEC CHEM & ELECTRONIC SOLUTIONS        $2.4
PERFORMANCE POLYMERS                    $2.0
AEROSPACE SYSTEMS                       $4.9
TRANSPORTATION PRODUCTS                 $2.5
TURBINE TECHNOLOGIES                    $3.9

-     BROAD PRODUCT OFFERING            -     HIGH GROWTH MARKETS
-     DIVERSE CUSTOMER BASE             -     HIGH MARGIN BUSINESSES
-     GLOBALLY POSITIONED               -     CONSISTENCY


     BREADTH OF PRODUCTS AND GEOGRAPHICAL DIVERSITY DRIVES CONSISTENCY

                            PORTFOLIO IMPROVEMENT


           1999                       1999                      2001
      (WITHOUT AMP)                (WITH AMP)              (INCLUDES AMP)

       [PIE GRAPH]                [PIE GRAPH]                [PIE GRAPH]

     HIGH GROWTH/ 67%           HIGH GROWTH/ 75%          HIGH GROWTH/ 85%
       HIGH MARGIN                HIGH MARGIN                HIGH MARGIN
TOTAL          $16.5B         TOTAL         $22B          TOTAL         $26B

                          ACCELERATES ALD TRANSFORMATION

                                  ALD EPS

PRE-ACQUISITION                                         POST-ACQUISITION

[BAR GRAPH SHOWING THE PROJECTED GROWTH RATE OF EARNINGS PER SHARE OF THE OVERALL POSITIVE PROJECTED EFFECTS OF EACH OF ALD'S DIVESTED BUSINESS, THE ADDITION OF THE AMP BUSINESS, THE LOSS OF GOODWILL, THE LOSS DUE TO FINANCING, THE GAINS ON DISPOSITIONS ON THE EARNINGS PER SHARE OF A COMBINED ALD/AMP AND THE PROJECTED GROWTH RATE OF EARNINGS PER SHARE OF THE COMBINED ALD/AMP] IN 1999 AND 2000.

  13-15%    Divested     AMP                            Gains on       13-15%
            Business   Business  Goodwill   Financing  Dispositions
   1999      ($0.06)    +$0.83    ($0.32)     ($0.72)     +$0.27        1999

  13-17%                                                               13-17%

   2000      ($0.13)     $1.15    ($0.32)     ($0.69)      --           2000


  DILUTION TO BE MINIMIZED, 2000 EARNINGS IN LINE WITH PREVIOUS ESTIMATES

                  WHY THIS DEAL IS GOOD FOR ALLIED SIGNAL

*    MARKET LEADERSHIP IN HIGH MARGIN GROWTH BUSINESSES
*    BROADER, MORE GLOBAL, MORE DIVERSE
*    BREADTH OF MARKETS
*    COST TAKE-OUT OPPORTUNITIES
*    HIGH MARGIN, HIGH GROWTH SEGMENTS
*    ENHANCED ABILITY FOR FINANCIAL CONSISTENCY

               ALD AND AMP COMBINE TO FORM A PREMIER COMPANY

                             ALLIED SIGNAL OFFER

               ALD OFFER                      "JUST SAY NO" AMP RESPONSE

               CERTAINTY                              UNCERTAINTY

*    $44.50 CASH                         CAN RIPP WITH AMP FOR 4 YEARS OF
*    55% PREMIUM OVER MARKET PRICE       DIFFICULTY, BACKGROUND ONLY IN
*    30X 1998 EPS                        FINANCE, & NO DEMONSTRATED OPERATING
                                         SUCCESS
                                         *   CHANGE CULTURE
                                         *   REORGANIZE EFFECTIVELY
                                         *   TRANSFORM MANUFACTURING
                                         *   DOUBLE  EPS IN 2 YEARS





     MORE THAN ADEQUATE & CERTAIN               INADEQUATE & HIGH RISK

             INADEQUATE RESPONSE TO A MORE THAN ADEQUATE OFFER

                                LEGAL STRATEGY

* COMMENCED AN ALL-CASH, ALL SHARES TENDER OFFER AT $44.50 ON AUGUST 10 -- CONDITIONED ON REDEMPTION OF POISON PILL
* INFORMED AMP BOARD THAT WE WOULD CONSIDER HIGHER PRICE IN NEGOTIATED MERGER, BUT BOARD HAS REFUSED TO MEET
*    KEY:  LET SHAREHOLDERS DECIDE; DO THROUGH CONSENT SOLICITATION
* WILL CONDUCT CONSENT SOLICITATION, WITH RECORD DATE OF OCTOBER 15, TO ENLARGE AMP BOARD FROM 11 TO 28 AND ELECT 17 ALD NOMINEES
* IN OUR VIEW, AMP BOARD WILL SELL TO THE HIGHEST BIDDER BEFORE IT PERMITS ALD NOMINEES TO TAKE CONTROL
* IF NOT (A REMOTE POSSIBILITY IN OUR VIEW), ALD NOMINEES TAKE CONTROL AND, SUBJECT TO THEIR FIDUCIARY DUTY, CAUSE AMP TO ENTER INTO A CASH MERGER AGREEMENT AT THE OFFER PRICE -- ANY AGREEMENT SUBJECT TO SHAREOWNER APPROVAL
* THE NEW NON-REDEEMABILITY AMENDMENTS, MORE DRACONIAN THAN OTHERS IN EXISTENCE, WILL NOT WITHSTAND JUDICIAL ANALYSIS

               PA LAW, POISON PILL WILL NOT PREVENT TAKEOVER

                            WHAT WE ASK FROM YOU

*    TENDER YOUR SHARES BEFORE SEPT. 11

     - EVEN THOUGH WE CAN'T PURCHASE UNTIL THE POISON PILL IS REDEEMED, SHAREOWNERS SHOULD THEIR SUPPORT FOR THE SALE OF THE COMPANY; SHARES CAN SUBSEQUENTLY BE WITHDRAWN

* AFTER RECORD DATE OF OCTOBER 15, VOTE FOR ALLIED BY-LAW AMENDMENTS AND BOARD NOMINEES; COMPLETE AND SEND BLUE CONSENT CARD

     - TELL THE AMP BOARD THAT THE SHAREOWNERS SHOULD DECIDE; EXPRESS YOUR DISAPPROVAL OF THE POISON PILL

                CERTAIN INFORMATION CONCERNING PARTICIPANTS

     AlliedSignal Inc. ("AlliedSignal"), PMA Acquisition Corporation ("Acquisition Subsidiary") and certain other persons named below may solicit the consent of shareholders (a) to elect seventeen nominees (the "Nominees") as directors of AMP Incorporated ("AMP") pursuant to a shareholder action by written consent (the "Consent Solicitation") and (b) in favor of the adoption of three proposals to amend the By-laws of AMP. The participants in this solicitation may include the directors of AlliedSignal (Hans W. Becherer, Lawrence A. Bossidy (Chairman of the Board and Chief Executive Officer), Ann M. Fudge, Paul X. Kelley, Robert P. Luciano, Robert B. Palmer, Russell E. Palmer, Frederic M. Poses (President and Chief Operating Officer), Ivan G. Seidenberg, Andrew C. Sigler, John R. Stafford, Thomas P. Stafford, Robert C. Winters and Henry T. Yang), each of whom is a Nominee; and the following executive officers and employees of
AlliedSignal: Peter M. Kreindler (Senior Vice President, General Counsel and Secretary), Donald J. Redlinger (Senior Vice President-Human Resources and Communications), and Richard F. Wallman (Senior Vice President and Chief Financial Officer), each of whom is a Nominee, and Robert F. Friel (Vice President and Treasurer), John W. Gamble, Jr. (Assistant Treasurer), John L. Stauch (Director, Investor Relations), Robert J. Buckley (Manager, Investor Relations), G. Peter D'Aloia (Vice President, Planning & Development) and James V. Gelly (Vice President, Finance, Aerospace Marketing, Sales & Service).

     As of the date of this communication, AlliedSignal is the beneficial owner of 100 shares of Common Stock without par value of AMP. Other than set forth herein, as of the date of this communication, neither AlliedSignal, Acquisition Subsidiary nor any of their respective directors, executive officers or other representatives or employees of AlliedSignal, any Nominees or other persons known to AlliedSignal who may solicit proxies has any security holdings in AMP. AlliedSignal disclaims beneficial ownership of any securities of AMP held by any pension plan or other employee benefits plan of AlliedSignal or by any affiliate of AlliedSignal.

     Although neither Lazard Freres & Co. LLC ("Lazard Freres") nor Goldman, Sachs & Co. ("Goldman Sachs"), the financial advisors to AlliedSignal, admits that it or any of its members, partners, directors, officers, employees or affiliates is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning Lazard Freres or Goldman Sachs, Steven J. Golub and Mark T. McMaster (each a Managing Director) and Yasushi Hatakeyama (a Director) of Lazard Freres, and Robert S. Harrison and Wayne
L. Moore (each a Managing Director) and Peter Gross and Peter Labbat (each a Vice President) of Goldman Sachs, may assist AlliedSignal in the solicitation of consents of shareholders. Both Lazard Freres and Goldman Sachs engage in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business Lazard Freres and Goldman Sachs may trade securities of AMP for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities. Lazard Freres has informed AlliedSignal that as of August 6, 1998, Lazard Freres held a net long position of approximately 20,861 shares of Common Stock of AMP, and Goldman Sachs has informed AlliedSignal that as of August 7, 1998, Goldman Sachs held a net long position of approximately 800,000 shares of Common Stock of AMP.

     Except as disclosed above, to the knowledge of AlliedSignal, none of AlliedSignal, the directors or executive officers of AlliedSignal, the employees or other representatives of AlliedSignal or the Nominees named above has any interest, direct or indirect, by security holding or otherwise, in AMP.